                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          Thermo Electron Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          Thermo Electron Corporation
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF THERMO ELECTRON APPEARS HERE]

81 Wyman Street
P.O. Box 9046
Waltham, MA 02554-9046

                                               April 26, 1995

Dear Stockholder:

  You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Thermo Electron Corporation. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

  Our Annual Report for the year ended December 31, 1994, is enclosed. I hope you will read it carefully. Please feel free to forward any questions you may have if you are unable to attend the meeting.

  At the Meeting, in addition to electing a class of four directors, your Board of Directors is asking Stockholders to approve amendments to the Corporation's Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation's majority-owned subsidiaries to its outside Directors. This proposal is described more fully in the accompanying proxy statement which you are urged to read thoroughly.

  For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" the proposal.

  It is important that your shares are represented and voted at the Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided, at your earliest convenience.

                                               Yours very truly,

                                               [Paste up sig]

                                               George N. Hatsopoulos
                                               Chairman and President


                           YOUR VOTE IS IMPORTANT.
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

[LOGO OF THERMO ELECTRON APPEARS HERE]

81 Wyman Street
P.O. Box 9046
Waltham, MA 02554-9046

                                              April 26, 1995

To the Holders of the Common Stock of
 THERMO ELECTRON CORPORATION

                            NOTICE OF ANNUAL MEETING

  The 1995 Annual Meeting of the Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") will be held on Tuesday, May 23, 1995, at 5:00 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina. The purposes of the Meeting are to consider and take action upon the following matters:

    1. Election of four Directors, comprising the class of directors to be elected for a three-year term expiring in 1998.

    2. A proposal recommended by the Board of Directors to amend the Corporation's Directors Stock Option Plan to change the formula for the award to outside Directors of stock options to purchase common stock of the Corporation's majority-owned subsidiaries.

    3. Such other business as may properly be brought before the Meeting and any adjournment thereof.

  The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and to vote at the Meeting is April 6, 1995.

  The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Enclosed is a Proxy authorizing three officers of the Corporation to vote your shares as you instruct. Whether or not you are able to be present in person, please sign the enclosed Proxy and return it promptly to our transfer agent, Bank of Boston, in the accompanying envelope, which requires no postage if mailed in the United States.

  This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                                  Sandra L. Lambert
                                                      Secretary

                                PROXY STATEMENT

  The enclosed Proxy is solicited by the Board of Directors of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") for use at the 1995 Annual Meeting of the Stockholders (the "Meeting") to be held on Tuesday, May 23, 1995, at 5:00 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina, and any adjournment thereof. The mailing address of the executive office of the Corporation is 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 28, 1995.

                               VOTING PROCEDURES

  The Board of Directors intends to present to the Meeting the election of four Directors, comprising the class of Directors to be elected for a three-year term expiring in 1998, as well as one other matter: a proposal to amend the Directors Stock Option Plan to change the formula for the award to outside Directors of stock options to purchase common stock of the Corporation's majority-owned subsidiaries.

  The representation in person or by proxy of a majority of the outstanding shares of common stock of the Corporation, $1.00 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

  A plurality of the votes of the shares present and entitled to vote is required to approve the election of Directors. For the proposal to amend the Corporation's Directors Stock Option Plan, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

  A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

  The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 6, 1995, consisted of 54,682,395 shares of Common Stock. Only Stockholders of record at the close of business on April 6, 1995, are entitled to vote at the Meeting. Each share is entitled to one vote.

                                 --PROPOSAL 1--

                             ELECTION OF DIRECTORS

  Four Directors are to be elected at the Meeting, and Dr. Elias P. Gyftopoulos, Mr. Frank Jungers, Dr. Frank E. Morris and Mr. Donald E. Noble are listed below as nominees for the three-year term expiring at the 1998 Annual Meeting of the Stockholders. For purposes of this Meeting, the Board of Directors has fixed the number of Directors at ten, divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term at successive Annual Meetings of the Stockholders. In all cases, Directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

NOMINEES AND INCUMBENT DIRECTORS

  Set forth below are the names of the persons nominated as Directors and Directors whose terms do not expire this year, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of certain subsidiaries of the Corporation is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation.
- --------------------------------------------------------------------------------
         NOMINEES FOR DIRECTOR WHOSE TERM OF OFFICE WILL EXPIRE IN 1998
- --------------------------------------------------------------------------------

    Elias P. Gyftopoulos Dr. Gyftopoulos, 67, has been a Director of the
                         Corporation since 1976. Dr. Gyftopoulos has been the
                         Ford Professor of Mechanical Engineering and of
                         Nuclear Engineering at the Massachusetts Institute of
                         Technology for more than five years. Dr. Gyftopoulos
                         is also a director of Thermo Cardiosystems Inc.,
                         ThermoLase Corporation, Thermo Instrument Systems
                         Inc., Thermo Remediation Inc. and Thermo Voltek Corp.
- --------------------------------------------------------------------------------

    Frank Jungers        Mr. Jungers, 68, has been a Director of the
                         Corporation since 1978. Mr. Jungers has been a
                         consultant on business and energy matters since 1977.
                         Mr. Jungers was Vice Chairman of Riedel Environmental
                         Technologies, Inc. from July 1989 to October 1991 and
                         was President of that company from January 1989 until
                         July 1989. Mr. Jungers was employed by the Arabian
                         American Oil Company from 1974 through 1977 as
                         Chairman and Chief Executive Officer. Mr. Jungers is
                         also a director of The AES Corporation, Dual Drilling
                         Company, Georgia-Pacific Corporation, Pacific
                         Rehabilitation and Sports Medicine, Inc., Star
                         Technologies Inc, Thermo Ecotek Corporation and Thermo
                         Instrument Systems Inc.
- --------------------------------------------------------------------------------

    Frank E. Morris      Dr. Morris, 71, has been a Director of the Corporation
                         since 1989. Dr. Morris served as the Peter Drucker
                         Professor of Management at Boston College from 1989 to
                         1994. Dr. Morris also served as President of the
                         Federal Reserve Bank of Boston from 1968 until he
                         retired in 1988. Dr. Morris is a trustee of SEI Liquid
                         Asset Trust, SEI Cash + Plus Trust, SEI Tax Exempt
                         Trust, SEI Index Funds, SEI International Trust, SEI
                         Institutional Managed Trust, The Capitol Mutual Funds,
                         FFB Lexicon Funds and The Arbor Fund.
- --------------------------------------------------------------------------------

    Donald E. Noble      Mr. Noble, 80, has been a Director of the Corporation
                         since 1983. For more than 20 years, from 1959 to 1980,
                         Mr. Noble served as the chief executive officer of
                         Rubbermaid, Incorporated, first with the title of
                         President and then as Chairman of the Board. Mr. Noble
                         is also a director of Thermo Fibertek Inc., Thermo
                         Power Corporation and Thermo Process Systems Inc.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 1997
- --------------------------------------------------------------------------------

    John M. Albertine     Dr. Albertine, 50, has been a Director of the
                          Corporation since 1986. Dr. Albertine serves as
                          Chairman of the Board and Chief Executive Officer of
                          Albertine Enterprises, Inc., an economic and public
                          policy consulting firm he founded in 1990. He also
                          serves as Chairman of The Jian Group Holdings, a
                          full-service mergers and acquisitions firm. Dr.
                          Albertine is also a director of American Precision
                          Industries, Inc. and Bolt, Beranek & Newman, Inc. Dr.
                          Albertine served as Vice Chairman of Farley, Inc.,
                          principally a textile and apparel manufacturer, from
                          1986 until 1990, Vice Chairman of Fruit of the Loom,
                          Inc. from 1987 to 1990, and Vice Chairman of Valley
                          Fashions Corp. (formerly West Point Acquisition
                          Corp.) and its subsidiary, West Point-Pepperell Inc.,
                          from 1989 to 1990. In July 1991, an involuntary
                          petition was filed against Farley, Inc. under Chapter
                          7 of the federal bankruptcy laws. In September 1991,
                          Farley, Inc. converted the Chapter 7 proceeding into
                          a Chapter 11 reorganization and a plan of
                          reorganization was confirmed in December 1992. In
                          March 1992, Valley Fashions Corp. filed a petition
                          under Chapter 11 to effect a "pre-packaged"
                          bankruptcy reorganization. In September 1992, Valley
                          Fashions' plan of reorganization was confirmed by the
                          bankruptcy court.
- --------------------------------------------------------------------------------

    Peter O. Crisp        Mr. Crisp, 62, has been a Director of the Corporation
                          since 1974. Mr. Crisp has been a General Partner of
                          Venrock Associates, a venture capital investment
                          firm, for more than five years. Mr. Crisp is also a
                          Director of American Superconductor Corporation,
                          Apple Computer, Inc., Evans & Sutherland Computer
                          Corporation, Long Island Lighting Company, Thermedics
                          Inc., Thermo Power Corporation, ThermoTrex
                          Corporation and United States Trust Corporation.
- --------------------------------------------------------------------------------

    Roger D. Wellington   Mr. Wellington, 68, has been a Director of the
                          Corporation since 1986. Mr. Wellington serves as the
                          President and Chief Executive Officer of Wellington
                          Consultants, Inc. and of Wellington Associates,
                          international business consulting firms he founded in
                          1994 and 1989, respectively. Prior to 1989, Mr.
                          Wellington served as Chairman of the Board of Augat
                          Inc., a manufacturer of electromechanical components,
                          for more than five years. Prior to February 1988, he
                          also held the positions of President and Chief
                          Executive Officer of Augat Inc. Mr. Wellington is
                          also a director of Bolt, Beranek & Newman, Inc.
- --------------------------------------------------------------------------------
          INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 1996
- --------------------------------------------------------------------------------

    George N. Hatsopoulos Dr. Hatsopoulos, 68, is the Chairman of the Board,
                          President and Chief Executive Officer of the
                          Corporation. He has served as a Director since he founded the Corporation in 1956. Dr. Hatsopoulos is also a director of Bolt, Beranek & Newman, Inc.,
                          Thermedics Inc., Thermo Ecotek Corporation, Thermo
                          Fibertek Inc., Thermo Instrument Systems Inc., Thermo
                          Power Corporation, Thermo Process Systems Inc. and
                          ThermoTrex Corporation. Dr. Hatsopoulos is the brother of John N. Hatsopoulos, an Executive Vice
                          President and the Chief Financial Officer of the Corporation.

- --------------------------------------------------------------------------------

    Robert A. McCabe Mr. McCabe, 60, has been a Director of the Corporation since 1962. He has served as President of Pilot Capital
                     Corporation, which is engaged in private investments and
                     provides acquisition services, since 1987. Prior to that
                     time Mr. McCabe was a Managing Director of Lehman Brothers
                     Inc., an investment banking firm. Mr. McCabe is also a
                     director of Borg-Warner Security Corporation, Church &
                     Dwight Company, Morrison-Knudsen Corporation, and Thermo
                     Instrument Systems Inc.
- --------------------------------------------------------------------------------

    Hutham S. Olayan Ms. Olayan, 40, has been a Director of the Corporation since 1987. She has served as President and a director of Olayan America Corporation since 1995 and Competrol Real
                     Estate Limited since 1986, members of the Olayan Group engaged in advisory services and private real estate investments, respectively. Ms. Olayan also served as President and a director of Crescent Diversified Limited, another member of the Olayan Group engaged in private investments, from 1985 until 1994.

- --------------------------------------------------------------------------------


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  The Board of Directors has established an Executive Committee, an Audit Committee and a Human Resources Committee. The present members of the Executive Committee are Dr. Hatsopoulos (Chairman), Mr. Crisp, Mr. Jungers and Mr. Noble. The Executive Committee is empowered to act when it is impractical to call a meeting of the entire Board of Directors and with certain exceptions has the powers of the Board of Directors. The Audit Committee consists solely of outside Directors, and its present members are Mr. McCabe (Chairman), Mr. Crisp, Mr. Jungers, Mr. Noble and Ms. Olayan. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The Human Resources Committee consists solely of outside Directors and its present members are Mr. Wellington (Chairman), Dr. Gyftopoulos, Mr. Jungers and Mr. Noble. The Human Resources Committee reviews corporate organization, reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met 14 times, the Audit Committee met twice and the Human Resources Committee met eight times during fiscal 1994. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he or she served held during his or her tenure.

COMPENSATION OF DIRECTORS

  Effective January 1, 1995, Directors who are not employees of the Corporation or any companies affiliated with Thermo Electron receive an annual retainer of $20,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors or its committees and for each day of consulting for the Board of Directors, and $500 per day for participating in meetings of the Board of Directors or such committees held by means of conference telephone. Prior to January 1, 1995, the annual retainer paid to outside Directors was $10,000. Directors are also reimbursed for out-of-pocket expenses and in some instances for travel time incurred in attending such meetings. Payment of Directors' fees is made quarterly. Dr. G. Hatsopoulos, who is a full-time employee of the Corporation, does not receive any cash compensation from the Corporation for his service as Director other than his salary.

  Under the Corporation's Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued on the date of deferral as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 301,875 shares of Common Stock has been reserved for issuance under the Deferred Compensation Plan. As of January 28, 1995, deferred units equal to 129,610.96 shares of Common Stock were accumulated under the Deferred Compensation Plan.

  In 1993, the Corporation adopted a directors stock option plan (the "Directors Plan"). The Directors Plan provides for the annual grant of stock options to purchase shares of Common Stock (and for grants over a ten-year period of stock options to purchase shares of the common stock of publicly traded, majority-owned subsidiaries of the Corporation) to outside Directors as additional compensation for their service as Directors. In December 1994, the Board of Directors approved amendments to the Directors Plan that are subject to Stockholder approval at this Meeting. The amendments are described under Proposal 2 to this Proxy Statement. Prior to the amendment of the Plan, eligible Directors were granted options to purchase 1,000 shares of Common Stock on an annual basis and, from time to time, options to purchase shares of certain of the Corporation's publicly traded, majority-owned subsidiaries. In 1994, options were granted to purchase 4,500, 3,000 and 4,500 shares, respectively, of the common stock of Thermedics Inc., Thermo Power Corporation and Thermo Remediation Inc. (giving effect to three-for-two splits of the shares of Thermedics Inc. and Thermo Remediation Inc.) to each eligible Director. The amendments to the plan would reduce the size of the option award to 1,500 shares for subsidiaries that are majority-owned directly by Thermo Electron and to 1,000 shares for subsidiaries that are majority-owned indirectly by Thermo Electron through one or more of its other majority-owned subsidiaries. In addition, the definition of "spinout subsidiary" in which options could be granted to outside Directors would be expanded to include privately held, majority-owned subsidiaries that have sold a portion of their shares primarily to third parties in a private placement or other arms-length transaction.

  The exercise price for options to purchase Common Stock that have been granted to date under the Directors Plan is determined by the average of the closing prices of the Common Stock as reported on the New York Stock Exchange and the exercise price for options to purchase the common stock of the Corporation's publicly traded subsidiaries is determined by the average of the closing prices of such common stock as reported on the American Stock Exchange, in each case for the five trading days preceding and including the date of grant. Outstanding options are exercisable six months after the date of grant and, if granted prior to 1995, expire seven years from the date of grant. Shares of Common Stock and shares of the common stock of the Corporation's subsidiaries acquired upon such exercise are subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation or its public subsidiaries. These restrictions and repurchase rights lapse with respect to shares of the Common Stock on the first anniversary of the grant date and lapse with respect to shares of the subsidiaries' common stock at the rate of 20% per year, starting with the first anniversary of the grant date. An aggregate of 200,000 shares of Common Stock (without giving effect to a three-for-two split of the Common Stock to be effected on May 24, 1995), and 100,000 shares of the common stock of each majority-owned subsidiary of the Corporation, has been reserved for issuance under the Directors Plan.

                                STOCK OWNERSHIP

  The following table sets forth, as of January 28, 1995, the beneficial ownership of the Corporation's Common Stock, as well as the beneficial ownership of the common stock of: (i) Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc., and ThermoTrex Corporation, all publicly traded, majority-owned subsidiaries of the Corporation; (ii) Thermo Cardiosystems Inc. and Thermo Voltek Corp., publicly traded, majority-owned subsidiaries of Thermedics Inc.; (iii) Thermo Remediation Inc., a publicly traded, majority-owned subsidiary of Thermo Process Systems Inc.;
(iv) ThermoLase Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation; and (v) ThermoSpectra Corporation, a privately held, majority-owned subsidiary of Thermo Instrument Systems Inc., by (x) each Director, (y) each of the Corporation's executive officers named in the summary compensation table set forth below under the heading "Executive Compensation," and (z) all Directors and executive officers as a group.

                                                           THERMO            THERMO              THERMO
                   THERMO               THERMO   THERMO  INSTRUMENT  THERMO  PROCESS            CARDIO-   THERMO     THERMO
                  ELECTRON  THERMEDICS  ECOTEK  FIBERTEK  SYSTEMS    POWER   SYSTEMS THERMOTREX SYSTEMS   VOLTEK   REMEDIATION
    NAME(1)       CORP.(2)   INC.(3)   CORP.(4) INC.(5)   INC.(6)   CORP.(7) INC.(8)  CORP.(9)  INC.(10) CORP.(11)  INC.(12)
    -------       --------- ---------- -------- -------- ---------- -------- ------- ---------- -------- --------- -----------
FMR Corp. (15)..  4,760,057      N/A       N/A      N/A       N/A       N/A      N/A      N/A       N/A      N/A         N/A
John M.
Albertine.......     14,985    4,500         0    3,000         0     3,000        0    4,500     7,500        0       4,500
Peter O. Crisp
(16)............     41,496   42,424         0    3,000    12,655    30,106    2,160   27,415    15,000        0       4,500
Elias P.
Gyftopoulos.....     29,920   10,048         0    3,000    35,268     6,425    1,540    4,500     7,500        0       4,500
George N.
Hatsopoulos.....  1,563,847   63,291    36,000  118,000   114,639    54,282   55,326   48,746     7,833        0       7,500
John N.
Hatsopoulos.....    282,651   77,402    36,000  111,245    95,129    45,953   62,212   40,982     6,916   17,749      55,182
Robert C.
Howard..........     91,598   11,459    46,000   35,200    12,495    74,661    9,847   43,066    22,500        0       2,400
Frank Jungers...    107,557    9,050    24,000    3,500    38,496     3,000        0   11,000     7,500        0      15,450
Robert A.
McCabe..........     19,451    6,998         0    3,000    30,098    16,209    2,160   13,000     7,500        0       4,500
Frank E. Morris.      7,941    4,500         0    3,000         0     3,000        0    4,500     7,500        0      24,263
Donald E. Noble.     21,622   14,173         0   49,223    42,252    16,002   43,682    4,500     7,500        0       9,000
Hutham S.
Olayan(17)......      8,145    4,500         0    3,000         0     3,000        0    4,500     7,500        0       4,500
William A.
Rainville.......    137,944        0     4,000  224,413         0         0   60,000    2,700         0        0      24,000
Arvin H. Smith..    273,653   91,036     4,000   40,000   345,321     7,969   36,903    2,700    20,000        0       2,400
Roger D.
Wellington......     12,616    4,500         0    7,000     3,000     6,425    1,000    4,500     7,500        0       4,500
All Directors
and executive
officers as a
group (16
persons)........  2,856,337  387,537   163,000  656,800   773,387   300,986  308,689  236,309   147,249   17,749     200,426
                  THERMOLASE THERMOSPECTRA
    NAME(1)       CORP.(13)    CORP.(14)
    -------       ---------- -------------
FMR Corp. (15)..       N/A         N/A
John M.
Albertine.......         0           0
Peter O. Crisp
(16)............    16,977           0
Elias P.
Gyftopoulos.....    30,000           0
George N.
Hatsopoulos.....    37,244      20,000
John N.
Hatsopoulos.....    37,217      20,000
Robert C.
Howard..........    60,092      10,000
Frank Jungers...       650           0
Robert A.
McCabe..........    20,000           0
Frank E. Morris.         0           0
Donald E. Noble.     1,000           0
Hutham S.
Olayan(17)......         0           0
William A.
Rainville.......         0      10,000
Arvin H. Smith..         0      20,000
Roger D.
Wellington......         0           0
All Directors
and executive
officers as a
group (16
persons)........   239,330      84,500

- ----
 (1) Shares of the Common Stock of the Corporation and of the common stock of each of the Corporation's subsidiaries beneficially owned include shares owned by the indicated person, by that person's spouse, by that person and his or her spouse and by that person and his or her spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership involves sole voting and investment power.
 (2) The number of shares of Common Stock reported in the table does not reflect a three-for-two split of such stock to be effected on May 24, 1995 to shareholders of record on April 26, 1995. Shares of the Common Stock of the Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville,
     Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 2,500, 2,500, 2,500, 738,544, 230,100, 32,190, 2,500,
     2,500, 2,500, 2,500, 2,500, 98,550, 169,900, 2,500 and 1,371,909 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 924, 753, 1,245, 657 and 5,087 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Dr. Albertine, Mr. Crisp, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and executive officers as a group include 12,485, 19,154, 35,745, 15,433, 3,923, 17,604, 5,645, 8,991 and 118,980 shares, respectively, allocated to accounts maintained pursuant to the Corporation's Deferred
     Compensation Plan for Directors. Except for Dr. G. Hatsopoulos, who beneficially owned 3.0% of the Common Stock outstanding as of January 28, 1995, no Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of such date; all Directors and executive officers as a group beneficially owned 5.6% of the Common Stock outstanding as of January 28, 1995.
                                        (Footnotes continued on following page)

 (3) Shares of the common stock of Thermedics Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 4,500, 6,250, 4,500, 50,000, 50,000, 10,000,
     4,500, 4,500, 4,500, 4,500, 4,500, 82,500, 4,500, and 259,750 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 1,337, 1,348, 1,459, 1,191 and 7,801 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Crisp and all Directors and executive officers as a group include 5,879 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the common stock of Thermedics Inc. outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.16% of the Thermedics Inc. common stock outstanding as of such date.
 (4) Shares of the common stock of Thermo Ecotek Corporation beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. Rainville, Mr. Smith and all Directors and executive officers as a group include 36,000, 36,000, 46,000, 24,000, 4,000, 4,000, and 163,000
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Ecotek Corporation outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.24% of the Thermo Ecotek Corporation common stock outstanding as of such date.
 (5) Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 3,000, 3,000, 3,000, 108,000, 108,000, 35,200, 3,000, 3,000, 3,000, 42,000, 3,000, 220,000, 40,000,
     3,000, and 614,200 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Mr. Noble and all Directors and executive officers as a group include 1,585 shares allocated to Mr. Noble's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Fibertek Inc. common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 2.43% of the Thermo Fibertek Inc. common stock outstanding as of such date.
 (6) The shares of the common stock of Thermo Instrument Systems Inc. shown in the table reflect a three-for-two split of such stock effected on April 14, 1995. Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Mr. Noble, Mr. Smith and all Directors and executive officers as a group include 9,225, 75,000, 75,000, 8,550, 7,050, 3,375, 187,500 and 381,450 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 410, 410, 387, 411 and 2,397 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Jungers, Mr. McCabe and all Directors and executive officers as a group include 8,999, 5,701 and 14,700 shares, respectively, allocated to accounts maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Instrument Systems Inc. common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.08% of the Thermo Instrument Systems Inc. common stock outstanding as of such date.
 (7) Shares of the common stock of Thermo Power Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and executive officers as a group include 3,000, 4,200, 3,000, 40,000, 40,000, 50,000, 3,000, 3,000,
     3,000, 4,400, 3,000, 3,000 and 168,600 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Mr. Crisp, Mr. Noble and all Directors and executive officers as a group include 7,813, 4,177 and 11,990 shares, respectively, allocated to their respective accounts maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Power Corporation common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 2.43% of the Thermo Power Corporation common stock outstanding as of such date.
 (8) Shares of the common stock of Thermo Process Systems Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Rainville, Mr. Smith and all Directors and executive officers as a group include 40,000, 40,000, 4,600, 60,000, 35,000 and 186,600 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Smith and all Directors and executive officers as a group include 167, 170, 167, 171, and 1,014 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Noble and all Directors and executive officers as a group include 16,042 shares allocated to Mr. Noble's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. Shares beneficially owned by Mr. J. Hatsopoulos and all Directors and executive officers as a group include 12,500 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days of January 28, 1995, through the exercise of stock purchase warrants acquired in connection with private placements of securities by Thermo Process Systems Inc. and one or more of that corporation's subsidiaries on terms identical to terms granted to outside investors. Shares beneficially owned by Mr. Howard and by all Directors and executive officers as a group include 9,680 shares that Mr. Howard has the right to acquire within 60 days of January 28, 1995 upon conversion of Thermo Process Systems Inc.'s 6 1/2% convertible debentures due 1997. No Director or executive officer beneficially owned more than 1% of the Thermo Process Systems Inc. common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.80% of the Thermo Process Systems Inc. common stock as of such date.
 (9) Shares of the common stock of ThermoTrex Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 4,500, 26,200, 4,500, 36,870, 30,000, 36,600, 4,500, 4,500, 4,500, 4,500, 4,500, 2,700, 2,700, 4,500
     and 183,270 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Mr. Crisp and all Directors and executive officers as a group include 1,215 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the ThermoTrex Corporation common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.25% of the ThermoTrex Corporation common stock outstanding as of such date.
(10) Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 7,500, 15,000, 7,500, 5,389, 7,500, 7,500, 7,500, 7,500, 7,500,
     20,000, 7,500, and 115,389 shares,
     respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 28, 1995.
(11) Shares of the common stock of Thermo Voltek Corp. beneficially owned by Mr. J. Hatsopoulos and all Directors and executive officers as a group include 4,999 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo Voltek Corp. common stock outstanding as of January 28, 1995.
(12) The shares of the common stock of Thermo Remediation Inc. shown in the table reflect a three-for-two split of such stock effected on March 31, 1995. Shares of the common stock of Thermo Remediation Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and executive officers as a group include 4,500, 4,500, 4,500, 7,500, 22,500, 2,400, 4,500, 4,500, 23,400, 4,500, 4,500, 22,500, 2,400,
     4,500 and 134,100 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Shares beneficially owned by Dr. Morris and all Directors and executive officers as a group include 863 shares allocated to Dr. Morris' account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Remediation Inc. common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 3.0% of the Thermo Remediation Inc. common stock outstanding as of such date.
(13) The shares of common stock of ThermoLase Corporation shown in the table reflect a two-for-one split of such stock effected in March 1994. Shares of the common stock of ThermoLase Corporation beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard and all Directors and executive officers as a group include 11,254, 30,000, 36,000, 36,000, 36,000 and 185,254 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. No Director or executive officer beneficially owned more than 1% of the common stock of ThermoLase Corporation outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 1.28% of the ThermoLase Corporation common stock outstanding as of such date.
(14) Shares of the common stock of ThermoSpectra Corporation beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Rainville, Mr. Smith and all Directors and executive officers as a group include 20,000, 20,000, 10,000, 10,000, 20,000, and 87,500 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 28, 1995, through the exercise of stock options. Each of Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Smith beneficially owned 1.3% of the common stock of ThermoSpectra Corporation outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 5.61% of the ThermaSpectra Corporation common stock outstanding as of such date.
(15) Information regarding the number of shares of Common Stock beneficially owned by FMR Corp. is based on the most recent Schedule 13G received by the Corporation, which reported such ownership as of December 31, 1994. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109-3614.
(16) Shares beneficially owned by Mr. Crisp do not include 287,233 shares of common stock of ThermoTrex Corporation or 373,193 shares of common stock of ThermoLase Corporation owned by Venrock Associates. Mr. Crisp is both a general and limited partner of Venrock Associates and, therefore, may be deemed to share voting and investment power with respect to shares owned by that entity. Mr. Crisp disclaims beneficial ownership of the shares owned by Venrock Associates. Shares owned by Mr. Crisp do not include 17,169 shares of common stock of ThermoLase Corporation held by a trust of which Mr. Crisp is trustee. Mr. Crisp disclaims beneficial ownership of the shares owned by such trust.
(17) Shares beneficially owned by Ms. Olayan do not include 1,800,000 shares of Common Stock of the Corporation, 25,000 shares of common stock of Thermo Ecotek Corporation or 230,000 shares of common stock of ThermoLase Corporation owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH.

DISCLOSURE OF CERTAIN LATE FILINGS

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1994, except in the following instances. Each of Dr. George N. Hatsopoulos, the Corporation's chairman and chief executive officer, Mr. John N. Hatsopoulos, an executive vice president and chief financial officer, and Mr. Peter G. Pantazelos, an executive vice president, failed to report gifts of shares on a timely basis. Dr. Hatsopoulos reported a September 1993 gift of shares in September 1994, Mr. J. Hatsopoulos reported December 1993 gifts of shares to family trusts in February 1995 and Mr. Pantazelos reported a December 1993 gift of shares in March 1994.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly compensated executive officers for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                    ANNUAL             LONG TERM
                                 COMPENSATION        COMPENSATION
                               ----------------- ----------------------
                                                 SECURITIES UNDERLYING
                                                   AWARDS OF OPTIONS
  NAME AND PRINCIPAL    FISCAL                    (NO. OF SHARES AND      ALL OTHER
       POSITION          YEAR   SALARY   BONUS      COMPANY)(1)(2)     COMPENSATION(3)
  ------------------    ------ -------- -------- -------------------------------------
George N. Hatsopoulos..  1994  $450,000 $500,000      20,000 (TSC)         $ 6,750
 President and Chief     1993  $417,000 $450,000     430,000 (TMO)         $10,118
  Executive Officer                                   50,000 (TMD)
                                                      10,000 (TCK)
                                                      20,000 (TFT)
                                                      75,000 (THI)
                                                      40,000 (THP)
                                                      40,000 (TPI)
                                                       7,500 (THN)
                                                      36,000 (TLZ)
                                                      30,000 (TKN)
                         1992  $403,000 $363,000      90,000 (TMO)         $ 6,546
                                                      88,000 (TFT)
- --------------------------------------------------------------------------------------
John N. Hatsopoulos....  1994  $280,000 $450,000      64,400 (TMO)         $ 6,750
 Executive Vice                                       20,000 (TSC)
  President              1993  $256,000 $375,000      88,600 (TMO)         $10,118
  and Chief Financial                                 50,000 (TMD)
   Officer                                            10,000 (TCK)
                                                      20,000 (TFT)
                                                      75,000 (THI)
                                                      40,000 (THP)
                                                      40,000 (TPI)
                                                      22,500 (THN)
                                                      36,000 (TLZ)
                                                      30,000 (TKN)
                         1992  $248,000 $237,600      48,900 (TMO)         $ 9,414
                                                      22,500 (TMD)
                                                      88,000 (TFT)
- --------------------------------------------------------------------------------------
Arvin H. Smith.........  1994  $255,000 $280,500       6,000 (TMO)         $ 6,750
 Executive Vice                                       20,000 (TSC)
  President              1993  $240,000 $304,000      30,850 (TMO)         $10,023
                                                      30,000 (TMD)
                                                     187,500 (THI)
                                                       2,400 (THN)
                         1992  $223,000 $203,800      54,000 (TMO)         $ 8,891
                                                      52,500 (TMD)
                                                      20,000 (TCA)
                                                      40,000 (TFT)
                                                      35,000 (TPI)
- --------------------------------------------------------------------------------------

                                             (Table continued on following page)

                                     ANNUAL             LONG TERM
                                  COMPENSATION        COMPENSATION
                               ------------------ ----------------------
                                                  SECURITIES UNDERLYING
                                                    AWARDS OF OPTIONS
  NAME AND PRINCIPAL    FISCAL                     (NO. OF SHARES AND      ALL OTHER
       POSITION          YEAR   SALARY    BONUS      COMPANY)(1)(2)     COMPENSATION(3)
  ------------------    ------ --------- -------- -------------------------------------
Robert C. Howard.......  1994  $ 244,000 $160,000       3,900 (TMO)         $ 6,750
 Executive Vice                                        10,000 (TSC)
  President              1993  $ 237,000 $145,000       3,600 (TMO)         $10,422
                                                       10,000 (TMD)
                                                       10,000 (TCK)
                                                       40,000 (THP)
                                                        2,400 (THN)
                                                       36,000 (TLZ)
                                                       30,000 (TKN)
                         1992  $ 237,000 $131,600       4,950 (TMO)         $ 9,414
                                                       10,000 (TCK)
                                                       40,000 (TFT)
                                                       10,000 (THP)
- ---------------------------------------------------------------------------------------
William A. Rainville...  1994  $ 182,000 $173,000      43,000 (TMO)         $16,269
 Senior Vice President                                 10,000 (TSC)
                         1993  $ 170,800 $105,000      23,000 (TMO)         $14,717
                                                       40,000 (TFT)
                                                       60,000 (TPI)
                                                       22,500 (THN)
                         1992  $ 165,000 $148,500       3,600 (TMO)         $13,528
                                                      180,000 (TFT)

- --------
(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of subsidiaries of the Corporation, either as compensation for their services to the Corporation or to its subsidiaries. Options were granted during the last three fiscal years to the chief executive officer and the other named executive officers in their capacities as executive officers of the Corporation or Directors or executive officers of the following subsidiaries of the Corporation: Thermedics Inc. (designated in the table as TMD), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), ThermoLase Corporation (designated in the table as TLZ), Thermo Power Corporation (designated in the table as THP), Thermo Process Systems Inc. (designated in the table as TPI), Thermo Remediation Inc. (designated in the table as THN), ThermoSpectra Corporation (designated in the table as TSC) and ThermoTrex Corporation (designated in the table as TKN). The shares subject to option have been adjusted as applicable to reflect three-for-two stock splits effected in April 1995 and in March 1995 with respect to the common stock of Thermo Instrument Systems Inc. (designated in the table as THI) and Thermo Remediation Inc. (designated in the table as THN), and a two-for-one stock split effected in March 1994 with respect to the common stock of ThermoLase Corporation, but do not reflect a three-for-two split of the Common Stock to be effected on May 24, 1995 to shareholders of record on April 26, 1995.
(2) No awards of restricted stock of the Corporation were made to the chief executive officer or other named executive officers during the last three fiscal years. As of December 31, 1994, the amount and value of each executive officer's restricted stock holdings were as follows: Dr. G. Hatsopoulos -- 9,000 shares valued at $403,875; Mr. J. Hatsopoulos -- 900 shares valued at $40,388; Mr. Smith -- 4,500 shares valued at $201,938; Mr. Howard -- 1,800 shares valued at $80,775; and Mr. Rainville -- 1,800 shares valued at $80,775.
(3) For all executive officers except Mr. Rainville, this amount represents matching contributions made on behalf of the executive officer by the Corporation pursuant to the Corporation's 401(k) plan. As to Mr. Rainville, this amount represents employer contributions to his account under the profit sharing plan of Thermo Electron Web Systems Inc., a subsidiary of the Corporation.

STOCK OPTIONS GRANTED DURING FISCAL 1994

  The following table sets forth information concerning individual grants of stock options made during fiscal 1994 to the Corporation's chief executive officer and the other named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1994.

                          OPTION GRANTS IN FISCAL 1994
- --------------------------------------------------------------------------------

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                          NUMBER OF        PERCENT OF                       ANNUAL RATES OF STOCK
                          SECURITIES     TOTAL OPTIONS  EXERCISE             PRICE APPRECIATION
                          UNDERLYING       GRANTED TO    PRICE                 FOR OPTION TERM
                           OPTIONS         EMPLOYEES      PER    EXPIRATION ---------------------
          NAME            GRANTED(1)     IN FISCAL YEAR  SHARE      DATE        5%         10%
- ------------------------ ------------    -------------- -------- ---------- ---------- ----------
George N. Hatsopoulos... 20,000 (TSC)         3.1%       $10.00   10/26/06  $  159,171 $  427,686
John N. Hatsopoulos.....  4,400 (TMO)         0.6%       $40.25    7/19/01  $   72,097 $  168,018
                         60,000 (TMO)(2)      8.3%       $45.10   11/28/06  $2,153,587 $5,786,587
                         20,000 (TSC)         3.1%       $10.00   10/26/06  $  159,171 $  427,686
Arvin H. Smith..........  6,000 (TMO)         0.8%       $40.25    7/19/01  $   98,315 $  229,115
                         20,000 (TSC)         3.1%       $10.00   10/26/06  $  159,171 $  427,686
Robert C. Howard........  3,900 (TMO)         0.5%       $40.25    7/19/01  $   63,905 $  148,925
                         10,000 (TSC)         1.5%       $10.00   10/26/06  $   79,586 $  213,843
William A. Rainville....  3,000 (TMO)         0.4%       $40.25    7/19/01  $   49,157 $  114,558
                         40,000 (TMO)(2)      5.6%       $45.10   11/28/06  $1,435,725 $3,857,725
                         10,000 (TSC)         1.5%       $10.00   10/26/06  $   79,586 $  213,843

- --------
(1) The shares of the Common Stock of the Corporation shown in the table do not reflect a three-for-two split of such stock to be effected on May 24, 1995 to shareholders of record on April 26, 1995. In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of ThermoSpectra Corporation (designated in the table as TSC), as part of the Corporation's stock option program. All of the options reported are immediately exercisable at the date of grant, except options to purchase the common stock of ThermoSpectra Corporation, which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.
(2) Options to purchase 60,000 and 40,000 shares of the Common Stock granted to Mr. J. Hatsopoulos and Mr. Rainville, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

STOCK OPTIONS EXERCISED DURING FISCAL 1994

  The following table reports certain information regarding stock option exercises during fiscal 1994 and outstanding stock options held at the end of fiscal 1994 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1994.

   AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL 1994 YEAR-END OPTION
                                     VALUES
- --------------------------------------------------------------------------------

                                                            NO. OF UNEXERCISED
                                                          OPTIONS AT FISCAL YEAR-     VALUE OF UNEXERCISED
                                      SHARES                     END(2)(3)          IN-THE-MONEY OPTIONS ($)
                                     ACQUIRED    VALUE   -------------------------- ---------------------------
          NAME           COMPANY(1) ON EXERCISE REALIZED EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
- ------------------------ ---------- ----------- -------- -----------  ------------- -----------   -------------
George N. Hatsopoulos... TMO              --          --   733,744            0      7,796,343           0
                         TMD              --          --    50,000            0              0           0
                         TCA          22,500    $487,013         0            0              0           0
                         TCK              --          --    36,000            0              0(4)        0
                         TFT              --          --   108,000            0        843,900           0
                         THI              --          --    75,000            0         24,000           0
                         THP              --          --    40,000            0         11,000           0
                         TPI              --          --    40,000            0              0           0
                         THN              --          --     7,500            0         30,525           0
                         TLZ              --          --    36,000            0        153,000           0
                         TSC              --          --         0       20,000              0           0(4)
                         TKN              --          --    36,600            0         59,730           0
- ---------------------------------------------------------------------------------------------------------------
John N. Hatsopoulos..... TMO              --          --   230,100(5)         0      1,872,102           0
                         TMD              --          --    50,000            0              0           0
                         TCA          17,111    $349,923     5,389            0         76,901           0
                         TCK              --          --    36,000            0              0(4)        0
                         TFT              --          --   108,000            0        843,900           0
                         THI              --          --    75,000            0         24,000           0
                         THP              --          --    40,000            0         11,000           0
                         TPI              --          --    40,000            0              0           0
                         THN              --          --    22,500            0         91,575           0
                         TVL              --          --     4,999            0         18,721           0
                         TLZ              --          --    36,000            0        153,000           0
                         TSC              --          --         0       20,000              0           0(4)
                         TKN                                30,000            0              0           0
- ---------------------------------------------------------------------------------------------------------------
Arvin H. Smith.......... TMO              --          --   169,900            0      3,300,372           0
                         TMD              --          --    82,500            0        406,875           0
                         TCA              --          --    20,000            0        115,000           0
                         TCK              --          --     4,000            0              0(4)        0
                         TFT              --          --    40,000            0        365,000           0
                         THI              --          --   187,500            0         60,000           0
                         TPI              --          --    35,000            0              0           0
                         THN              --          --     2,400            0          9,768           0
                         TSC              --          --         0       20,000              0           0(4)
                         TKN              --          --     2,700            0         24,435           0

                                             (Table continued on following page)

                                                         NO. OF UNEXERCISED
                                                       OPTIONS AT FISCAL YEAR-     VALUE OF UNEXERCISED
                                   SHARES                     END(1)(2)          IN-THE-MONEY OPTIONS ($)
                                  ACQUIRED    VALUE   -------------------------- ---------------------------
          NAME           COMPANY ON EXERCISE REALIZED EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
- ------------------------ ------- ----------- -------- -----------  ------------- -----------   -------------
Robert C. Howard........ TMO        2,400    $ 56,232    32,190            0        619,046           0
                         TMD           --          --    10,000            0              0           0
                         TCA       22,500    $374,513         0            0              0           0
                         TCK           --          --    46,000            0              0(4)        0
                         TFT        4,800    $ 43,200    35,200            0        321,200           0
                         THP           --          --    50,000            0         28,950           0
                         THN           --          --     2,400            0          9,768           0
                         TLZ           --          --    36,000            0        153,000           0
                         TSC           --          --         0       10,000              0           0(4)
                         TKN           --          --    36,600            0         59,730           0
- ------------------------------------------------------------------------------------------------------------
William A. Rainville.... TMO          150    $  3,346    98,550(5)         0        910,662           0
                         TCK           --          --     4,000            0              0(4)        0
                         TFT           --          --   220,000            0      1,724,300           0
                         TPI           --          --    60,000            0              0           0
                         THN           --          --    22,500            0         91,575           0
                         TSC           --          --         0       10,000              0           0(4)
                         TKN           --          --     2,700            0         24,435           0

- --------
(1) Options to purchase shares of the following subsidiaries of the Corporation have been granted to the chief executive officer and the other named executive officers: Thermedics Inc. (designated in the table as TMD), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), Thermo Power Corporation (designated in the table as THP), Thermo Process Systems Inc. (designated in the table as
    TPI), Thermo Remediation Inc. (designated in the table as THN), ThermoLase Corporation (designated in the table as TLZ), ThermoSpectra Corporation (designated in the table as TSC), Thermo Voltek Corporation (designated in the table as TVL) and ThermoTrex Corporation (designated in the table as
    TKN).
(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except for ThermoSpectra Corporation awards, which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise of the options are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date.
(3) The shares reported in the table have been adjusted as applicable to reflect three-for-two stock splits effected in April 1995 and March 1995 with respect to the common stock of Thermo Instrument Systems Inc. and Thermo Remediation Inc., respectively, and to reflect a two-for-one stock split effected in March 1994 with respect to the common stock of Thermolase Corporation, but do not reflect a three-for-two split of the Common Stock to be effected on May 24, 1995 to shareholders of record on April 26, 1995.
(4) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of exercise price has been attributed to these options.
(5) Options to purchase 60,000 and 40,000 shares of the Common Stock granted to Mr. J. Hatsopoulos and Mr. Rainville, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

DEFINED BENEFIT RETIREMENT PLAN

  Thermo Electron Web Systems Inc., a wholly owned subsidiary of Thermo Fibertek Inc., maintains a defined benefit retirement plan (the "Retirement Plan") for eligible U.S. employees. Mr. Rainville is the chief executive officer of Thermo Fibertek Inc. and the only executive officer of the Corporation who participates in the Retirement Plan. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement to employees of the subsidiary in specified compensation and years-of-service classifications. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. This limit is currently $150,000 per year.

                                                    YEARS OF SERVICE
                                         ---------------------------------------
COMPENSATION                               15      20      25      30      35
- ------------                             ------- ------- ------- ------- -------
$100,000................................ $26,250 $35,000 $43,750 $48,125 $48,125
$125,000................................ $32,813 $43,750 $54,688 $60,156 $60,156
$150,000................................ $39,375 $52,500 $65,625 $72,188 $72,188

  Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of the average monthly compensation of such employee before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five years of highest compensation in the ten-year period preceding retirement. For 1994, the compensation of Mr. Rainville recognized for plan purposes was $150,000. The estimated credited years of service recognized under the Retirement Plan for Mr. Rainville is 35, assuming retirement at age 65. No benefits under the Retirement Plan vest for an employee until after five years of participation, at which time they become fully vested. The benefits shown in the above table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.

SEVERANCE AGREEMENTS

  The executive officers and certain key employees of the Corporation have entered into contracts with the Corporation that provide severance benefits if there is a change of control of the Corporation that is not approved by the Board of Directors and their employment is terminated, for whatever reason, within one year thereafter. For purposes of these agreements a change of control exists upon (i) the acquisition of 50% or more of the outstanding Common Stock by any person without the prior approval of the Board of Directors, (ii) the failure of the Board of Directors, within two years after any contested election of directors or tender or exchange offer not approved by the Board of Directors, to be constituted of a majority of directors holding office prior to such event or (iii) any other event that the Board of Directors determines constitutes an effective change of control of Thermo Electron.

  In 1983, the Corporation entered into severance agreements with all of the named executive officers, except Mr. Rainville. For these severance agreements, the benefit is stated as an initial percentage which was established by the Board of Directors and was generally based upon the employee's age and length of service with the Corporation. Benefits are to be paid over a five-year period. The benefit to be paid in the first year is determined by applying this percentage to the employee's highest annual total remuneration in any 12-month period during the preceding three years. This benefit is reduced 10% in each of the succeeding four years in which benefits are paid. The initial percentage to be so applied to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith and Mr. Howard is 98.1%, 76.1%, 59.1%, and 74.3%, respectively. Assuming that severance benefits would have been payable under such agreements as of January 28, 1995, the payments thereunder for the first year thereof to Dr. G. Hatsopoulos, Mr.
J. Hatsopoulos, Mr. Smith and Mr. Howard would have been approximately $932,000, $555,500, $320,000 and $300,000, respectively. Payments under these agreements are not subject to the so-called "excess parachute payment" provisions under applicable provisions of the Internal Revenue Code of 1986, as amended.

  During 1988, Mr. Rainville entered into a severance agreement with the Corporation pursuant to which he will receive a lump sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to him in any twelve-month period during the three years preceding the severance event. A qualifying severance exists if (i) Mr. Rainville's employment is terminated for any reason within one year after a change in control of the Corporation or (ii) a group of directors of the Corporation consisting of directors of the Corporation on the date of the severance agreement or, if an election contest or tender or exchange offer for the Corporation's Common Stock has occurred, the directors of the Corporation immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of Mr. Rainville's employment should be treated as a qualifying severance. The benefits under this agreement are limited in such a manner that the payments will not constitute "excess parachute payments." Assuming that severance benefits would have been payable as of January 28, 1995, the payment under such agreement would have been approximately $350,000.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

  The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive. The process for determining each of these elements for the named executive officers is outlined below. For its review of the compensation of other officers of the Corporation, the Committee follows a substantially similar process.

 ESTABLISHING COMPETITIVENESS

  External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by a compensation consultant and by annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index but do not necessarily correspond to the companies included in the Corporation's peer group.

  Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

 BASE SALARY

  Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity as the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation. It is the Committee's intention that over time the base salaries for the Chief Executive Officer and the other named executive officers will approximate the mid-point of competitive data. The salary increases in calendar 1994 for the named executive officers generally reflect this practice of gradual increases and moderation.

 CASH BONUS

  The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from minus one to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology applied throughout the Corporation. The methodology incorporates measures of operating returns designed to measure profitability, contributions to shareholder value, and earnings growth, and includes an evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded, but are measures of corporate and divisional performance that are evaluated by using graphs developed by the Corporation. These graphs are designed to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization.

  The bonuses for named executive officers approved by the Committee with respect to calendar 1994 performance in each instance exceeded the median potential bonus.

STOCK OPTION PROGRAM

  The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase shares of common stock of the Corporation and its majority-owned subsidiaries.

  The Committee and management believe that awards of stock options to purchase shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, closely aligns management's interests to the interests of all the Stockholders, and results in management's compensation being closely linked to stock performance. In addition, because the options vest over periods of varying durations and are subject to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes that stock option awards in the Corporation and its majority-owned subsidiaries are also an important tool in providing incentives for performance within the entire organization.

  In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the Committee strives to maintain the aggregate amount of awards to all employees over a five-year period below 10% of the Corporation's outstanding Common Stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

  Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. In determining option awards, the Committee considers total compensation of executives, actual and anticipated contributions of each executive, as well as the value of previously awarded options as described above.

STOCK RETENTION PROGRAM

  The Corporation's compensation program is also designed to encourage executives to retain stock. The Committee believes that encouraging executives to retain stock acquired through its stock option program provides additional incentive for executive officers to follow strategies designed to maximize long-term value to Stockholders.

  There are several elements to the Corporation's stock retention program. For example, the Committee annually awards stock options based upon an executive's ownership of the Corporation's Common Stock over the prior year. These option awards are independent of the award of stock options as an incentive for management performance. In addition, the Committee has approved several forms of stock option awards that contain different vesting provisions and restrictions upon resale, which are intended to encourage executives to follow an exercise and hold strategy. The Committee has also approved guidelines that restrict the sale by an executive officer of a portion of the shares acquired through stock option exercises over a five-year period.

1994 CEO COMPENSATION

  The Committee determines the total cash compensation for Dr. George N. Hatsopoulos, the Corporation's Chief Executive Officer and founder, using a methodology intended to link performance based on the 10-year total return to stockholders to compensation for Chief Executive Officers of companies of comparable size and performance as the Corporation. The determinations of the Committee as to cash compensation for the Chief Executive Officer are subject to review by the entire Board of Directors. In 1994, the Board of Directors concurred in the decisions of the Committee.

  In determining the appropriate level of total cash compensation for the Chief Executive Officer, the Committee uses a matrix developed by a compensation consultant that compares the compensation of chief executive officers of competitive firms within the Corporation's peer group to the size of the organization as determined by level of revenues, and its performance based on total return to stockholders over a 10-year period. In so doing, the Committee establishes a "performance adjusted competitive norm" for total cash compensation that predicts what a comparably sized firm with performance approximate to that of the Corporation would pay its chief executive officer.

  The Committee has determined that it will not pay total cash compensation to the Corporation's Chief Executive Officer in excess of the performance adjusted competitive norm predicted by the methodology described above. To determine total cash compensation for the Chief Executive Officer within these parameters, the Committee first determines the base salary to be paid the Chief Executive Officer using the same principles as used in setting base salaries for the named executive officers and officers of the Corporation (described above under the heading "Base Salary"). The increase in base salary for the Chief Executive Officer approved in 1994 by the Committee reflected its policy of gradual adjustment to reflect average competitive salaries. The Committee then subtracts the base salary approved for the Chief Executive Officer from the applicable maximum total cash compensation derived by the methodology described above to arrive at a maximum potential annual cash bonus.

  Within the maximum, the Committee uses its discretion to establish the total cash compensation of the Chief Executive Officer, taking into account the total cash compensation of other executives in the Corporation and the Corporation's 10-year total return to Stockholders. The Committee believes that the Corporation's performance is reflected in its 10-year return, as highlighted in the 10-year Performance Graph appearing on page 20 of this Proxy Statement, which compares the Corporation's stock performance over this period to the stock performance of the Standard & Poor's 500 and its peer performance group. For the 10-year period ending December 31, 1994, the Corporation achieved a ten-year compounded rate of return to Stockholders of 22.4 percent per year, well in excess of the 15.6 percent per year return achieved by the Standard & Poor's 500 Index. Considering Dr. Hatsopoulos' leadership and dedication in enhancing

Stockholder value over the last ten years, as demonstrated in the returns reported, the Committee awarded Dr. Hatsopoulos the cash bonus reported in the Summary Compensation Table.

  The Committee did not award Dr. Hatsopoulos any stock options to purchase Common Stock of the Corporation in 1994. In determining option awards for the Chief Executive Officer, the Committee employs an analysis similar to that described for other officers under the heading "Stock Option Program". In addition, it is the Committee's policy to award Dr. Hatsopoulos options to purchase shares of Common Stock from time to time in amounts such that his ownership of the Corporation approaches five percent of the outstanding Common Stock. Such awards are made at times the Corporation achieves a ten-year return to Stockholders well in excess of the returns achieved by the Standard & Poor's 500 Index. Such an award was made by the Committee in 1993, and although the Corporation has continued to outperform the Standard & Poor's 500 Index over the ten-year period, the Committee did not deem another award necessary in 1994.

  In 1994, Dr. Hatsopoulos was awarded options to purchase common stock of a newly formed majority-owned subsidiary of the Corporation, ThermoSpectra Corporation. Awards of stock options are made from time to time by the human resources committees of majority-owned subsidiaries using guidelines and a methodology developed by the Committee. The methodology is described above under the heading "Stock Option Program".

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualified as "performance based".

  Neither the Chief Executive Officer nor any of the other named executive officers received cash compensation in excess of $1 million in 1994. With the possible exception of the Chief Executive Officer, the Committee does not currently expect the cash compensation of any officer to exceed the $1 million threshold in 1995. Furthermore, it is believed that the Corporation's stock incentive plans qualify as "performance based". Therefore, it does not appear that the Section 162(m) limitation will have a significant impact on the Corporation in the near-term. The Committee believes that the Corporation's incentive compensation program, as presently structured, continues to serve the best interests of the Corporation and its Stockholders and does not currently intend to qualify the incentive compensation program as a performance-based plan. However, the Committee will continue to monitor the effect of Section 162(m) on the Corporation.

                       Mr. Roger D. Wellington (Chairman)
                            Dr. Elias P. Gyftopoulos
                               Mr. Frank Jungers
                              Mr. Donald E. Noble

                         COMPARATIVE PERFORMANCE GRAPHS

FIVE-YEAR PERFORMANCE GRAPH: 1989-1994

  The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group of companies that comprise the following Dow Jones industry groups: diversified technology, electrical components and equipment, and industrial and commercial pollution control and waste management. The companies included in these industry groups and the Corporation's peer group are as follows: diversified technology -- Corning Inc., EG&G, Inc., Litton Industries, Inc., Minnesota Mining and Manufacturing Co., Perkin-Elmer Corp., Raytheon Co., Rockwell International Corp., TRW Inc., Textronix, Inc., Texas Instruments Incorporated, United Technologies Corp. and Varian Associates, Inc.; electrical components and equipment -- AMP Inc., Emerson Electric Co., Grainger (W.W.), Inc., Honeywell Inc., Hubbell Inc., Tecumseh Products Co., Thomas & Betts Corp. and Westinghouse Electric Corp.; and industrial and commercial pollution control and waste management -- Browning-Ferris Industries, Inc., Chambers Development Co., Inc. "A", Ogden Corp., Rollins Environmental Services, Inc. and Waste Management, Inc.

     COMPARISON OF 1989-1994 CUMULATIVE TOTAL RETURN AMONG THERMO ELECTRON
                               CORPORATION (TMO),
                   THE STANDARD & POOR'S 500 INDEX (S&P 500)
                        AND THE CORPORATION'S PEER GROUP
- --------------------------------------------------------------------------------



               12/31/89   12/31/90   12/31/91   12/31/92   12/31/93   12/31/94
- ------------------------------------------------------------------------------
  TMO            100         94        152        154        206        220
- ------------------------------------------------------------------------------
  S&P 500        100         97        126        136        150        152
- ------------------------------------------------------------------------------
  Peer Group     100         96        116        121        126        130

  The total return for the Corporation's Common Stock (TMO), the S&P 500 Index (S&P 500) and the Corporation's Peer Group (Peer Group) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The Corporation's Common Stock is traded on the New York Stock Exchange under the ticker symbol "TMO".

TEN-YEAR PERFORMANCE GRAPH: 1984-1994

  The Corporation has also elected to compare its cumulative shareholder return to the S&P 500 Index and the Corporation's Peer Group during the last ten years. The Corporation's Human Resources Committee uses this information as a measure of performance in determining total cash compensation for the Corporation's Chief Executive Officer.

     COMPARISON OF 1984-1994 CUMULATIVE TOTAL RETURN AMONG THERMO ELECTRON
                               CORPORATION (TMO),
          THE S&P 500 INDEX (S&P 500) AND THE CORPORATION'S PEER GROUP
- --------------------------------------------------------------------------------



                               [CHART GOES HERE]




              1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994
- --------------------------------------------------------------------
 TMO          100  151  191  153  228  345  325  525  531  710  759
- --------------------------------------------------------------------
 S&P 500      100  132  156  165  192  253  245  319  344  378  383
- --------------------------------------------------------------------
 Peer Group   100  129  153  167  174  227  223  269  280  293  303

                          RELATIONSHIP WITH AFFILIATES

  Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron has created Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc. and ThermoTrex Corporation, all of which are publicly traded, majority subsidiaries of the Corporation; Thermedics Inc. has created Thermo Cardiosystems Inc. as a publicly traded, majority-owned subsidiary and has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corp.; Thermo Process Systems Inc. has created Thermo Remediation Inc. as a publicly traded, majority-owned subsidiary; and ThermoTrex Corporation has created ThermoLase Corporation as a publicly traded, majority-owned subsidiary. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries".)

  Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

  To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is responsible for ensuring that members comply with internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

  The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary can withdraw from participation in the Charter upon 30 days' prior notice. A subsidiary's participation in the Charter will terminate in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

  In general, under the corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries, Thermo Electron's corporate staff provides each of the Thermo Subsidiaries with certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services. For the fiscal year ended December 31, 1994, the Corporation assessed each Thermo Subsidiary an annual fee equal to 1.25% of such subsidiary's revenues for these services. Effective January 1, 1995, the fee has been reduced to 1.2% of a subsidiary's revenues. The fee is reviewed annually and may be changed by mutual agreement of any Thermo Subsidiary and Thermo Electron. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges each of the Thermo Subsidiaries based on charges attributable to the respective subsidiary. Each corporate services agreement automatically renews for successive one-year terms, unless canceled by the subsidiary upon 30 days' prior notice. In addition, each corporate services agreement terminates automatically in the event the subsidiary ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of a corporate services agreement, the subsidiary will be required to pay a termination fee equal to the fee that was paid by such subsidiary for services under the corporate services agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the subsidiary or as required in order to meet such subsidiary's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge a subsidiary a fee equal to the market rate for comparable services if such services are provided to such subsidiary following termination.

  Pursuant to international distribution agreements, Thermedics Inc., a subsidiary of the Corporation, has appointed Arabian Business Machine Co. ("ABN") and Olayan Financing Company ("OFC") as its exclusive distributors of Thermedics Inc's drug- and explosives-detection products in certain Middle East countries. ABM and OFC are affiliates of Competrol Real Estate Limited ("Competrol") and Olayan America Corporation ("OAC"). Hutham S. Olayan, a Director of Thermo Electron, is the president and a director of both Competrol and OAC, which are indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. During 1994, Thermedics Inc. paid an aggregate of $451,000 pursuant to these distributor agreements.

  On September 1 and October 13, 1994, ThermoSpectra Corporation ("TSC"), a subsidiary of the Corporation, completed private placements primarily to outside investors of minority investments in its common stock. Venrock Associates and Crescent Holding GmbH purchased an aggregate of 160,000 and 50,000 shares, respectively, of the common stock of TSC in such private placements at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers. Peter O. Crisp, a Director of the Corporation, is both a general and a limited partner of Venrock Associates. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a Director of the Corporation. On March 7, 1995, ThermoLyte Corporation ("TLC"), another subsidiary of the Corporation, completed a similar private placement primarily to outside investors of minority investments in its common stock. Venrock Associates and Crescent International Holdings Limited purchased 100,000 and 25,000 shares, respectively, of the common stock of TLC in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH.

  On March 15, 1995, Thermo BioAnalysis Corporation ("TBC"), a subsidiary of the Corporation, completed a private placement primarily to outside investors of minority investments in its common stock. Arvin Smith, an executive vice president of the Corporation, purchased 9,000 shares of the common stock of TBC in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers.

                                -- PROPOSAL 2 --

               PROPOSAL TO AMEND THE DIRECTORS STOCK OPTION PLAN

  The Board of Directors has approved amendments to the Corporation's Directors Stock Option Plan (the "Directors Plan") that would change the formula for granting to its outside Directors stock options to purchase common stock of the Corporation's majority-owned subsidiaries and amend certain other technical provisions of the plan as described below.

  In December 1994, as part of a review of director compensation, the Board of Directors adopted amendments to the Directors Plan, subject to Stockholder approval. The amendments would change the formula by which stock options to purchase common stock of majority-owned subsidiaries of the Corporation are automatically granted to outside Directors. The formula, as amended, would reduce the size of awards to purchase common stock of majority-owned subsidiaries from 3,000 shares to 1,500 shares for majority-owned subsidiaries that are directly owned by the Corporation and to 1,000 shares for majority-owned subsidiaries that are indirectly owned by the Corporation through one or more of its other majority-owned subsidiaries. The amendments would also expand the definition of "spinout subsidiary" to include majority-owned subsidiaries that have sold a portion of their shares primarily to third parties in a private placement or other arms-length transaction, as well as publicly held majority-owned subsidiaries. The amendments would also reduce the term of options granted under the plan to three years from seven years for annual grants of options to purchase Common Stock and to five years from seven years for grants of options to purchase shares of the common stock of majority-owned subsidiaries of the Corporation and change the vesting provisions of such options as described below under "Grant of Subsidiary Options".

  The review of director compensation was conducted in conjunction with an overall review of director compensation for Thermo Electron and its majority-owned subsidiaries. The purpose of the review was to evaluate compensation practices for the entire Thermo Electron family of companies, compare total cash compensation to comparable market data and ensure consistent and internally equitable compensation practices among the companies within the Thermo Electron family. The Directors determined that the size of the award of stock options in subsidiaries should be reduced, while no distinction between majority-owned subsidiaries that have private or public investors should be made.

  The spinout of business units represents an integral part of the Corporation's strategy, and the Corporation believes it is desirable and in the best interests of the Corporation and its Stockholders that the outside Directors of the Corporation have a personal equity interest in existing and future spinout companies of the Corporation. The Board of Directors believes that the award of stock options to key personnel and Directors in its spinout companies created from time to time serves to motivate individuals to contribute significantly to the Corporation's future growth and success and to align the long-term interest of these individuals to those of all the Stockholders of the Corporation.

SUMMARY OF THE AMENDMENTS TO THE DIRECTORS PLAN

  The full text of the Directors Plan as amended and restated is set forth in Appendix A, to which reference is made. A brief description of the amendments to the Directors Plan follows (the "Amendments"), but is qualified in its entirety by reference to the full text of the plan. Except as amended, the Directors Plan will continue in full force and effect. A brief description of the material terms of the Directors Plan that are not affected by the Amendments are summarized under the heading "Other Terms of the Directors Plan." The closing price of the Common Stock on April 6, 1995 (without giving effect to the three-for-two split of the Common Stock to be effected on May 24,
1995), was $49.625 per share.

 ANNUAL GRANT OF CORPORATION OPTIONS

  The Directors Plan presently provides that options to purchase 1,000 shares of Common Stock will be granted annually to each eligible Director as of the close of business on the date of the Corporation's Annual

Meeting of Stockholders. No change in the size of the award of stock options to purchase Common Stock of the Corporation is proposed, although the length of the option term will be reduced to three years from seven years for options granted at the 1995 Annual Meeting of Stockholders and thereafter. Options may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option. Options are subject to restrictions on resale and to the repurchase by the Corporation of the shares subject to option at the exercise price if the Director ceases to serve as a director of the Corporation or any subsidiary of the Corporation, for any reason other than death, within one year from the date of grant. The option exercise price shall be determined by the average closing price of the Common Stock on the New York Stock Exchange for the five trading days preceding and including the date of the Annual Meeting of Stockholders.

 GRANT OF SUBSIDIARY OPTIONS

  The Amendments will change the formula by which options to purchase shares of the common stock of majority-owned subsidiaries of the Corporation will be granted automatically to eligible outside Directors at the close of business on the first Annual Meeting of Stockholders following the spinout of the subsidiary (referred to as the "Spinout Subsidiary"), and also at the close of business on the date of every fifth Annual Meeting of Stockholders thereafter during the continuation of the plan. The definition of a Spinout Subsidiary would be expanded to include as a "spinout" the first to occur of either a public offering of the subsidiary's common stock or a private placement of such stock primarily to third parties in an arms-length transaction. At the close of business on the date of the applicable Annual Meeting of Stockholders, options to purchase shares of common stock of the Spinout Subsidiary will be granted to each eligible outside Director holding office immediately following the meeting. The number of shares to be granted subject to the option would depend on whether the Spinout Subsidiary was a direct subsidiary of the Corporation or an indirect subsidiary of the Corporation. Options to purchase 1,500 shares of the Spinout Subsidiary would be granted to eligible Directors if the company were a direct subsidiary of the Corporation, and options to purchase 1,000 shares would be granted if the subsidiary were owned indirectly by the Corporation through one or more of its majority-owned subsidiaries. A Director who is also a director of a Spinout Subsidiary will not be eligible to receive options to purchase stock of that subsidiary under the Directors Plan, although he or she will be eligible for options granted under a comparable formula plan adopted by the subsidiary. The exercise price for options will be determined by the average of the closing prices reported by the American Stock Exchange (or other principal market on which such common stock is then traded) for the five trading days immediately preceding the date on which the option is granted or, if the shares are not then traded, at the last price paid per share by third parties in an arms-length private placement of common stock prior to the option grant under the Directors Plan. Options to purchase the common stock of a Spinout Subsidiary will vest and be exercisable upon the fourth anniversary of the grant date, unless the common stock underlying the option grant is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Section 12 Registration") prior to such date. Section 12 Registration is normally a prerequisite to the public trading of a security. In the event that the effective date of Section 12 Registration occurs prior to the fourth anniversary of the grant date, then the option will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation or any of its subsidiaries. In such event, the restrictions and repurchase rights shall lapse or be deemed to have lapsed at the rate of 25% per year, starting with the first anniversary of the grant date, provided the Director has continuously served as a Director of the Corporation or any of its subsidiaries since the grant date. The option will expire on the fifth anniversary of the grant date, unless the Director dies or otherwise ceases to serve as a Director of the Corporation or any of its subsidiaries prior to that date.

OTHER TERMS OF THE DIRECTORS PLAN

  A brief description of the other principal features of the Directors Plan that are not affected by the Amendments follows, but it is qualified in its entirety by reference to the full text set forth in Appendix A.

 ELIGIBILITY; ADMINISTRATION

  Directors of the Corporation who are not employees of the Corporation or any of its subsidiaries are eligible to participate in the Directors Plan. The Directors Plan is administered by the Board of Directors of the Corporation (the "Board"). All questions of interpretation of the Directors Plan or of any options granted pursuant to the Plan are determined by the Board.

 TERMS AND CONDITIONS OF OPTIONS

  The exercise price for options is determined by the average of the closing prices reported by the principal exchange on which the Common Stock is traded (the New York Stock Exchange for the Corporation; the American Stock Exchange for each of its public subsidiaries to date) for the five trading days immediately preceding and including the date the option is granted, or, if the shares underlying the option are not so traded, at the last price paid per share by third parties in an arms-length transaction with the Corporation prior to the option grant. The exercise price of options granted under the Directors Plan must be paid in full by check or by the delivery of shares of Common Stock (or shares of the common stock of the applicable subsidiary) that have a fair market value on the exercise date equal to the exercise price of the option. Stock options granted under the plan are non-statutory stock options. If a Director dies or otherwise ceases to serve as a Director of the Corporation or any of its subsidiaries, or the Corporation is liquidated, the options will terminate. Options are evidenced by a written agreement and are subject to transfer restrictions that lapse as to all of the shares on the first anniversary of the grant date, as to annual grants of options to purchase Common Stock of the Corporation, and either on the fourth anniversary or ratably over a four-year period as to options to purchase common stock of Spinout Subsidiaries of the Corporation, as described above under the caption "Grant of Subsidiary Options". Option holders will be permitted to tender shares of Common Stock (or shares of the common stock of the applicable subsidiary) to satisfy withholding tax obligations, if any.

 CHANGE IN CONTROL PROVISIONS

  If there is a "Change in Control" of the Corporation, as defined in the Directors Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; and the restrictions applicable to shares purchased upon exercise of options will lapse and such shares will be free of restrictions and fully vested. Generally, a "Change in Control" occurs if (1) any person becomes the beneficial owner of 25% or more of the outstanding Common Stock of the Corporation, without the prior approval of the Board of Directors, (2) during any two-year period the individuals who constituted the Board of Directors at the beginning of such period no longer represent a majority of such board, or (3) the Board of Directors determines that any other event constitutes an effective change in control of the Corporation.

 AMENDMENT AND TERMINATION

  The Directors Plan remains in full force and effect until suspended or discontinued by the Board. The Board may at any time or times amend or review the Directors Plan, provided that no amendment that is not approved by the Stockholders of the Corporation shall be effective if it would cause the Directors Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Directors Plan or any agreement evidencing options granted under the Directors Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

 SHARES SUBJECT TO THE DIRECTORS PLAN

  The number of shares of the Common Stock that has been reserved for issuance under the Directors Plan is 200,000 shares (without giving effect to the three-for-two split of the Common Stock to be effected on May 24, 1995). In addition, 100,000 shares of the common stock of each Spinout Subsidiary are also reserved for transfer upon exercise of options granted thereunder. Options and shares that are forfeited or otherwise reacquired by the Corporation will again be available for the grant of options under the Directors

Plan. If the outstanding shares of Common Stock or the outstanding shares of the common stock of any subsidiary are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, stock split, stock dividend, reverse stock split or other distribution, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Directors Plan.

  The proceeds received by the Corporation from exercises under the Directors Plan will be used for the general purposes of the Corporation. Shares issued under the Directors Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

 EFFECTIVE DATE

  The amendment will be effective as of January 1, 1995, if approved by the Stockholders of the Corporation at this meeting.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal current Federal income tax consequences of stock options granted under the Directors Plan. It does not describe all Federal tax consequences under the Directors Plan, nor does it describe state, local or foreign tax consequences.

  The stock options granted under the Directors Plan are non-statutory stock options and therefore no income will be realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Corporation receives a tax deduction for the same amount, and, upon disposition of the shares, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain depending on how long the shares have been held.

NEW PLAN BENEFITS

  Only the outside Directors of the Corporation are eligible to participate in the Directors Plan. The following table sets forth, to the extent determinable, the number of additional shares of the common stock of the Corporation and its subsidiaries that will be granted under the Directors Plan to the "non-executive Director Group" in the first year if the Amendments are approved by the Stockholders. Named executive officers and other employee groups are not set forth in the table as such persons and groups are not eligible to receive options under the Directors Plan.

                             DOLLAR     NUMBER
    NAME AND POSITION     VALUE ($)(1) OF SHARES            COMPANY
    -----------------     ------------ ---------            -------
Non-Executive Director
 Group (9 persons).......   $60,000      6,000   Thermo BioAnalysis Corporation
                            $70,000      7,000   ThermoLyte Corporation
                            $60,000      6,000   ThermoSpectra Corporation

- --------
(1) Assumes the exercise price for these options will be $10.00 per share, which was the purchase price for the most recent private placement of the shares underlying such options.
- --------------------------------------------------------------------------------

RECOMMENDATION

  The Board of Directors believes that the Amendments to the Directors Plan will enable the Corporation to ensure the continued services and contributions of its outside Directors and to attract and retain other highly qualified individuals to serve as outside Directors from time to time. Accordingly, the Board of Directors believes that the proposal is in the best interests of the Corporation and its Stockholders and recommends that the Stockholders vote
"FOR" the approval of the Amendments to the Directors Plan to change the formula for the grant of stock options to outside Directors and to provide for the automatic grant to outside Directors of options to purchase common stock of the Corporation's majority-owned subsidiaries. If not otherwise specified, Proxies will be voted FOR approval of this proposal.
- --------------------------------------------------------------------------------

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1995. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. Arthur Andersen LLP has acted as independent public accountants for the Corporation since 1960.

                                  OTHER ACTION

  Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxy holders to vote shares represented by the Proxies in the discretion of such Proxy holders.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the 1996 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 28, 1995.

                             SOLICITATION STATEMENT

  The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Waltham, Massachusetts
April 26, 1995

                                                                      APPENDIX A

                          THERMO ELECTRON CORPORATION

                          DIRECTORS STOCK OPTION PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1995)

1. PURPOSE

  The purpose of this Directors Stock Option Plan (the "Plan") of Thermo Electron Corporation (the "Company") is to encourage ownership in the Company and its publicly-traded majority-owned subsidiaries by non-management directors of the Company whose services are considered essential to the Company's growth and progress and to provide them with a further incentive to become directors and to continue as directors of the Company. The Plan is intended to be a nonstatutory stock option plan.

2. ADMINISTRATION

  The Board of Directors, or a Committee (the "Committee") consisting of two or more directors of the Company appointed by the Board of Directors, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. Within such constraint, the Committee shall have full power to interpret and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or any stock options granted under it, determine the terms and conditions of stock options (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, vesting and forfeiture), any term or condition of an option, cancel an existing grant in whole or in part with the consent of an optionee, accelerate the vesting or lapse of restrictions and adopt the form of instruments evidencing options granted under the Plan and change such forms from time to time. All questions of interpretation of the Plan or of any stock options granted under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

3. PARTICIPATION IN THE PLAN

  Directors of the Company who are not employees of the Company or any subsidiary or parent of the Company shall be eligible to participate in the Plan. Directors who receive grants of stock options in accordance with this Plan are sometimes referred to herein as "Optionees."

4. STOCK SUBJECT TO THE PLAN

  The maximum number of shares which may be issued under the Plan shall be two hundred thousand (200,000) shares of the Company's $1.00 par value Common Stock (the "Company Common Stock"), and one hundred thousand (100,000) shares of each of the Corporation's majority-owned subsidiaries, whether presently existing or formed in the future ("Subsidiary Common Stock"; Company Common Stock and Subsidiary Common Stock are collectively referred to herein as "Common Stock") subject to adjustment as provided in Section 9 of the Plan. Shares of Company Common Stock to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. Shares of Subsidiary Common Stock to be issued upon the exercise of options granted under the Plan shall be shares beneficially owned by the Company. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options thereafter to be granted.

5. TERMS AND CONDITIONS

  A. Company Stock Option Grants

  Each Director of the Company who meets the requirements of Section 3 and who is holding office immediately following the Annual Meeting of Stockholders shall be granted an option to purchase 1,000 shares of Company Common Stock at the close of business on the date of such Annual Meeting. Options granted under this Subsection A shall be exercisable as to 100% of the shares subject to the option as set forth in Section 5(C), but shares acquired upon exercise are subject to repurchase by the Company at the exercise price if the Director ceases to serve as a Director of the Company or any of its majority-owned subsidiaries prior to the first anniversary of the grant date, for any reason other than death.

  B. Subsidiary Stock Option Grants

  Each Director of the Company who meets the requirements of Section 3 and who is holding office immediately following the Annual Meeting of Stockholders shall be granted an option to purchase that number of shares of the Common Stock of each majority-owned subsidiary of the Corporation, the common stock of which shall have become publicly traded or a portion of which shall have been sold primarily to third parties in a private placement or other arms-length transaction (such transaction being referred to herein as a "Spinout Transaction", and such subsidiary being referred to herein as a "Spinout Subsidiary") set forth below in accordance with the following schedule at the close of business on the date of the Annual Meeting occurring in the following years:

      YEAR OF
      ANNUAL
      MEETING        SUBSIDIARY IN WHICH OPTIONS GRANTED
      -------        -----------------------------------
      1993 and 1998  Thermo Fibertek Inc.
                     ThermoTrex Corporation
      1994 and 1999  Thermedics Inc.
                     Thermo Power Corporation
                     Thermo Remediation Inc.
      1995 and 2000  Thermo Instrument Systems Inc.
                     Thermo Voltek Corp.
                     ThermoLase Corporation
                     Thermo Ecotek Corporation
                     ThermoLyte Corporation
                     ThermoSpectra Corporation
                     Thermo BioAnalysis Corporation
      1996 and 2001  Thermo Process Systems Inc.
      1997 and 2002  Thermo Cardiosystems Inc.

  In the event a majority-owned subsidiary of the Corporation shall become a "Spinout Subsidiary" following the adoption of this Plan, then the subsidiary shall be added to the foregoing schedule and options to purchase its common stock shall be granted at the first Annual Meeting of Stockholders of the Company next following the date of such subsidiary's "Spinout Transaction".

  The number of shares to be granted under this subsection B shall be determined in accordance with the following formula: (a) if the Spinout Subsidiary is a majority-owned subsidiary of Thermo Electron directly or through a wholly-owned subsidiary, then the number of shares to be granted subject to option shall be 1,500 shares; and (b) if the Spinout Subsidiary is a majority-owned subsidiary of Thermo Electron indirectly through one or more majority-owned subsidiaries, then the number of shares to be granted subject to option shall be 1,000 shares.

  Options granted under this Section 5(B) shall vest and be exercisable as to 100% of the shares of common stock subject to the option on the fourth anniversary of the grant date of the option, unless, prior to such anniversary, the underlying common stock shall have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"; such registrations are referred to herein as a "Section 12 Registration"). From and after 90 days after the effective date of Section 12 Registration, options granted hereunder shall be immediately exercisable as to 100% of the shares subject to the option, subject to the right of the Company to repurchase the shares at the exercise price in the event the Optionee ceases to serve as a director of the Company, or any subsidiary of the Company during the option term. The right of the Company to so repurchase the shares shall lapse as to one-fourth of the shares granted on each of the first, second, third and fourth anniversaries of the grant date of the option, provided the Optionee has remained continuously a director of the Company or any subsidiary of Thermo Electron since the grant date. In all other respects, the option shall be subject to the general terms and conditions applicable to all option grants as set forth below in Section 5(C), including the determination of the exercise price of such option.

  No Director, who is otherwise eligible under Section 3, shall be eligible under this subsection B to receive grants of stock options in subsidiaries on which he or she is then serving as a Director.

  C. General Terms and Conditions Applicable to All Grants

    1. Except as otherwise provided in Section 5(B), options shall be exercisable at any time from and after the six-month anniversary of the grant date and prior to the date which is the earliest of:

      (a) three years after the grant date for options granted under
    Section 5(A) and five years after the grant date for options granted under Section 5(B), (b) three months after the date the Optionee ceases to be a Director of the Company or any subsidiary or parent corporation of the Company (six months in the event the Optionee ceases to meet these requirements by reason of his death), or (c) the date of dissolution or liquidation of the Company.

    2. The exercise price at which Options are granted hereunder shall be the average of the closing prices reported by the national securities exchange on which the Common Stock subject to option is principally traded for the five trading days immediately preceding and including the date the option is granted or, if such security is not traded on an exchange, the average last reported sale price for the five-day period on the NASDAQ National Market List, or the average of the closing bid prices for the five-day period last quoted by an established quotation service for over-the-counter securities, or if none of the above shall apply, the last price paid for shares of the common stock by independent investors in a private placement with the Corporation; provided, however, that such exercise price per share shall not be lower than the par value per share or less than 50% of the fair market value of the Common Stock until such time as the Company elects to be subject to Rule 16b-3 as amended by SEC Rel. No. 33-28869.

    3. All options shall be evidenced by a written agreement substantially in such form as shall be approved by the Board of Directors or Committee, containing terms and conditions consistent with the provisions of this Plan.

6. EXERCISE OF OPTIONS

  A. Exercise/Consideration

  An option may be exercised in accordance with its terms by written notice of intent to exercise the option, specifying the number of shares of Common Stock with respect to which the option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of the applicable Common Stock (the "Tendered Shares") with a then current market value equal to the exercise price of the shares to be purchased; provided, however, that such Tendered Shares shall have been acquired by the Optionee more than six months prior to the date of exercise (unless such requirement is waived in writing by the Company). Against such payment the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased, registered in the name of the Optionee or other person exercising the option. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Director to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

  B. Tax Withholding

  The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of the applicable Common Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

7. TRANSFERABILITY

  Options shall not be transferable, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder (a "Qualified Domestic Relations Order"). Options may be exercised during the life of the Optionee only by the Optionee or a transferee pursuant to a Qualified Domestic Relations Order.

8. LIMITATION OF RIGHTS TO CONTINUE AS A DIRECTOR

  Neither the Plan, nor the quantity of shares subject to options granted under the Plan, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any subsidiary or parent of the Company will retain a Director for any period of time, or at any particular rate of compensation.

9. CHANGES IN COMMON STOCK

  If the outstanding shares of Common Stock subject to an option are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company or applicable subsidiary, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate proportionate adjustment may be made (i) in the maximum number or kind of shares reserved for issuance under the Plan and
(ii) in the number and kind of shares or securities subject to options then outstanding or subsequently granted, and in any exercise price relating to outstanding options. No fractional shares will be issued under the Plan on account of any such adjustments.

10. LIMITATION OF RIGHTS IN OPTION STOCK

  The Optionees shall have no rights as stockholders in respect of shares as to which their options shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan or the written agreement evidencing options granted hereunder.

11. STOCK RESERVED

  The Company shall at all times during the term of the options reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of all options granted under this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

12. SECURITIES LAWS RESTRICTIONS

  A. Investment Representations

  The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

  B. Compliance With Securities Laws

  Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

13. CHANGE IN CONTROL

  13.1 IMPACT OF EVENT

  In the event of a "Change in Control" as defined in Section 13.2, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides:

  (a) Any stock options awarded under the Plan that were not previously exercisable and vested shall become fully exercisable and vested.

  (b) Shares purchased upon the exercise of options subject to restrictions and to the extent not fully vested, shall become fully vested and all such restrictions shall lapse so that shares issued pursuant to such options shall be free of restrictions.

  13.2 DEFINITION OF "CHANGE IN CONTROL"

  "Change in Control" means any one of the following events: (i) when any Person is or becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations of the Exchange Act) of such Person, directly or indirectly, of 25% or more of the outstanding Company Common Stock without the prior approval of the Prior Directors of the Company, (ii) the failure of the Prior Directors to constitute a majority of the Board of the Company at any time within two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company. As used in the preceding sentence, the following capitalized terms shall have the respective meanings set forth below:

  (a) "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 under the Exchange Act);

  (b) "Prior Directors" shall mean the persons sitting on the Company's Board of Directors immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the applicable Board of Directors on the date of this Agreement) and any future director of the Company who has been nominated or elected by a majority of the Prior Directors who are then members of the Board of Directors of the Company; and

  (c) "Electoral Event" shall mean any contested election of Directors, or any tender or exchange offer for the Company's Common Stock, not approved by the Prior Directors, by any Person other than the Company or a subsidiary of the Company.

14. AMENDMENT OF THE PLAN

  The provisions of Sections 3 and 5 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the Stockholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

  The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option previously granted to him or her. With the consent of the Optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

15. EFFECTIVE DATE OF THE PLAN

  The Plan shall become effective when adopted by the Board of Directors and the stockholders of the Company, but no option granted under the Plan shall become exercisable until six months after the Plan is approved by the Stockholders of the Company.

16. NOTICE

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

17. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

     THERMO ELECTRON CORPORATION

P    81 Wyman Street . Post Office Box 9046 . Waltham, Massachusetts 02254
R
O         This Proxy is Solicited on Behalf of the Board of Directors
X
Y         The undersigned hereby appoints George N. Hatsopoulos, John N.
     Hatsopoulos and Jonathan W. Painter, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on April 6, 1995, at the Annual Meeting of the Stockholders to be held at the Hyatt Regency Hotel, Hilton Head, South Carolina, on Tuesday, May 23, 1995, at 5:00 p.m., and at any postponement or adjournment thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

          The Proxy will be voted as specified, or if no choice is specified, FOR the election of the nominees named, FOR Proposal 2 and as said proxies deem advisable on such other matters as may properly come before the meeting.

             (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)  SEE REVERSE
                                                                      SIDE

        Please mark                                                  +
  [X]   votes as in                                                  +
        this example.                                                ++++++


        The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors.

Nominees: Elias P. Gyflopoulos, Frank Jungers, Frank E. Morris and Donald E. Noble.


        FOR               WITHHELD
        ALL        [_]    FROM ALL   [_]
      NOMINEES            NOMINEES

For, except vote withheld from the following nominee(s):



[_]________________________________________


                                             FOR      AGAINST    ABSTAIN
2. Approve an amendment to the Directors
   Stock Option Plan to change the           [_]        [_]        [_]
   formula for the award of stock
   options to the Company's outside
   Directors.

                                                      MARK HERE
                                                     FOR ADDRESS   [_]
                                                     CHANGE AND
                                                    NOTE AT LEFT

(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property both should sign.)

Signature:_____________________________________ Date: ____________________

Signature:_____________________________________ Date: ____________________